Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ORTHOFIX MEDICAL INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.10 par value per share	Other	641,846	$20.62(3)	$13,234,864.52	0.00011020	$1,458.48

Total Offering Amounts					$13,234,864.52		$1,458.48

Total Fee Offsets					—		—

Net Fee Due							$1,458.48

(1)

Orthofix Medical Inc.(“Orthofix” or the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register the issuance of an aggregate of 641,846 shares of common stock, par value $0.10 per share, of Orthofix (“Orthofix common stock”), which are issuable pursuant to the SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan, as amended (the “Plan”) assumed by Orthofix pursuant to the terms of the Agreement and Plan of Merger, dated as of October 10, 2022 (the “Merger Agreement”), by and among Orthofix, Orca Merger Sub Inc., and SeaSpine Holdings Corporation.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Orthofix common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Orthofix common stock as reported on the Nasdaq Global Select Market on January 6, 2022, which was $20.62 per share.